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                                                                   EXHIBIT 10.28

FRIDAY NOVEMBER 17, 10:01 AM EASTERN TIME

PRESS RELEASE

SOURCE: OMNI NUTRACEUTICALS, INC.

OMNI DELISTED FROM NATIONAL MARKET SYSTEM

LOS ANGELES, Nov. 17/PRNewswire/ -- Omni Nutraceuticals, Inc. (Nasdaq: ZONE -
NEWS) announced today that NASDAQ has notified the Company that it will delist its stock from the NASDAQ National Market System, effective November 17, 2000.

The reasons given by NASDAQ include:

The Company's delinquency in filing its amended Form 10-K for 1999, as reported in a Form 8-K dated November 2, 2000 and a press release issued on October 17, 2000; technical nonconformity with a certain NASDAQ rule related to certain provisions of documents from a private placement recently completed by the Company.

The Company has 15 days to appeal this decision, but such appeal does not act as a stay of the decision.

To remedy this situation, the Company intends to appeal this decision by NASDAQ and take such other steps as may be necessary to return to full compliance, including shortly filing its amended 10-K and 10-Qs. In the meantime, the stock will be available for trading on the Pink Sheets.

Omni Nutraceuticals is a leading formulator and supplier of natural consumer health products such as Diet System Six-Registered Trademark-, Nature's Secret-Registered Trademark-, Harmony Formulas-Registered Trademark-, Dr. Linus Pauling Vitamins-Registered Trademark-, Inholtra-Registered Trademark-and 151 Bar-Registered Trademark-. The Company's products are sold over the Internet and in health food stores, chain drug stores, supermarkets, club and convenience stores worldwide.

Some information herein may be forward-looking and reflect management's view of future events that involve risk or uncertainty. Some factors that could cause actual results to differ materially include: economic conditions and developments within the industry; competition and pricing pressures; length of the sales cycle; and management continuity.

CONTACT: John Liviakis of Liviakis Financial Communications, Inc., 415-389-4670, or fax, 415-389-4694, or www.moreinfo@lfcnet.com
< http://www.moreinfo@lfcnet.com >, Omni's corporate web site is at
www.omninutra.com < http://www.omninutra.com > and Omni's primary e-commerce web site is at www.healthshop.com < http://www.healthshop.com >.

SOURCE: OMNI NUTRACEUTICALS, INC.